Nina Cešarek, Notary Public
Kocevje, Trg zbora odposlancev 66

Ref. No.: SV 47/03

NOTARIAL PROTOCOL

The following parties appeared in front of me, Notary Public, in the offices of PRO PLUS d.o.o., Ljubljana, Kranjceva 26 (twenty-six):

a) MMTV 1 (one) d.o.o., Ljubljana, Ljubljana, Kranjceva 26 (twenty-six) represented by Director, Marjetka Horvat, born on 31.12.1967 (thirty-first of December one thousand nine hundred and sixty-seven), residing in Zgornje Jarše, Industrijska cesta 1 (one) Radomlje, as Transferor and

b) Tele 59 d.o.o., Maribor, Meljska cesta 34 (thirty-four), represented by General Director, Ujcic Janez, born on 24.02.1945 (twenty-fourth of February one thousand nine hundred and forty-five), residing in Maribor, Ulica obnove 9 (nine), as Transferee.

The identity of the parties was established as follows:
a) MMTV 1 (one) d.o.o.: a company registered in the Court Register of the District Court of Ljubljana, reg. No. 1(one)/19467 (nineteen thousand four hundred and sixty-seven)/00(zero zero),
Horvat Marjetka: Personally known to Notary Public,
b) Tele 59 d.o.o., Maribor, a company registered in the Court Register of the District Court of Maribor, reg. No. 1(one)/6087(six thousand eighty-seven)/00(zero zero),
Ujcic Janez: Personally known to Notary Public,
The parties have agreed to enter into the following:
SHARE TRANSFER AGREEMENT RE POP TV,
The text of which was presented in the form of a private document.

I, Notary Public, established that the private document in its form and contents complies with the regulations on the notary document pursuant to the provisions of Articles 31 to 35 and 43 of the Notary Act, therefore I confirm it pursuant to the provisions of Articles 49 and 50 of the same Act. I attach the document to this Notary Protocol in the prescribed way and the document becomes its constituent part.

I read this Notary Protocol to the parties and instruct them on the legal consequences of the legal transaction, after which the parties declare that they have been acquainted with the entire contents of the document, that the contents correspond to their will, then they approve the document and sign it in front of me.

This Notary Protocol has been written in four copies; The original is kept with Notary Public, while the parties receive the first two copies of the original of the Notary Protocol and one copy is intended to file an application for a registration of the changes in the Court Register of the District Courts in Ljubljana.

The parties have agreed that further copies of the Notary Protocol can be issued several times.
Ljubljana, 30.01.2003 (thirtieth January two thousand and three)

Signed by:	Signature and seal of Notary Public:

1

1. MMTV 1 d.o.o., a Slovene corporation with its principal headquarters at Kranjceva 26, Ljubljana, represented by duly authorized general director Marjeta Horvat (hereinafter referred to as Transferor),

and

2. Tele 59 d.o.o., a Slovene corporation with its principal headquarters at Meljska cesta 34, Maribor, represented by duly authorized general director Janez Ujcic (hereinafter referred to as Transferee), have agreed to enter into the following:

SHARE TRANSFER AGREEMENT
RE POP TV

Article I. RECITALS

A. The parties hereto establish that:

                                 1. the Transferor is a holder of a business share in the corporation POP TV d.o.o., Kranjceva 26, Ljubljana, registered at Court Register of the Regional Court of Ljubljana under the registration number 13177100 (one three one seven seven one zero zero) (hereinafter referred to as the Company)

2. the Transferee has in accordance with its activities the interest to acquire the business share in the Company and the Transferor to transfer such business share into the property of Transferee.

B. THEREFORE the parties hereto agree as follows:

Article II. Object of this Agreement

                                 A. The Transferor hereby transfers and conveys to the Transferee its business share in the nominal amount of 1,071,000.00 (one million seventy-one thousand) SIT, which represents 51% (fifty-one percent) of the total capital in the Company.

B. Transferee accepts and takes over the said business share.

Article III. Consideration

A. This transfer is being made and accepted for the agreed selling price in the amount of 1,071,000.00 (one million seventy-one thousand) SIT.

2

Article IV. Transfer of the business share

                                 A. The transfer contemplated hereunder shall not be valid or effective until the Share Transfer Agreement among Ivan Gorjup, Marijan Jurenec, Srecko Kukovec, Janez Ujcic, Lenko Vidmar and Produkcja Plus d.o.o. has been fully executed by the parties thereto and the transfers contemplated thereby are effective.

B. The business share, which is the object of transfer hereunder is to be transferred to Transferee on the day of execution hereof (Closing Date).

C. The transfer of the business share, which is the object of transfer hereunder shall be completed with the notification of the transfer to the director of the Company.

                                 D. Any of the parties hereto is allowed to notify the transfer of the business share to the director of The Company, and the Transferor shall be obliged to cause the director to register the transfer with the Court Register. If the director doesn't submit the application for the registration of the business share transfer to the Court Register in 15 (fifteen) days after the receipt of the notification of such transfer, any of the parties hereto is allowed to submit such application to the Court Register.

                                 E. All rights derived from or related to the business share which is the object of transfer hereunder, including the possible right on the receipt of the profits for the preceding years, that have not yet been distributed on the day hereof, shall be transferred to Transferee on the Closing Date.

Article V. Transferor's Representations and Warranties

                                 A. The Transferor represents and warrants in favor of the Transferee the following regarding itself and the Company to be true and correct. These representations and warranties are made as of the date hereof and as of the Closing Date.

a. Status of Transferor. The Transferor is a corporation duly organized and validly existing under the laws of Slovenia.

                                 b. Authorization. Transferor has all necessary power and authority to enter into this Agreement and to perform all obligations to be performed by it hereunder. At the Closing, this Agreement will have been duly authorized, executed and delivered by the Transferor and will constitute its valid and binding obligation, enforceable according to its terms.

                                 c. Non-Violation. The execution and delivery by the Transferor of this Agreement and the consummation by the Transferor of the transactions contemplated hereby are not prohibited by, do not violate any provision of and will not result in the breach of or accelerate or permit the acceleration of the performance required by the terms of, (i) any applicable law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority of the Slovenia or any State thereof, including any authority, department, commission, board, bureau, agency or instrumentality of either of the foregoing in a manner which would have a material adverse effect on the ability of Transferor to perform its obligations hereunder or thereunder or (ii) any material contract, indenture, agreement or commitment to which Transferor is a party or bound.

3

                                 d. No Governmental Consent Required. No consent, approval, authorization or order of any governmental agency or body of Slovenia, any State or instrumentality thereof is required for the execution and delivery by Transferee of this Agreement to be entered into by the Transferee and the consummation by the Transferee of the transactions contemplated hereby, the absence of which would have a material adverse effect on the ability of the Transferee to perform its obligations under this Agreement or the other agreements contemplated hereby.

e. Organization of the Company. The Company is a corporation duly organized and validly existing under the laws of Slovenia.

                                 f. Transfer of Shares. As of the Closing Date, the Transferor will transfer to the Transferee good and valid title to the Shares, free and clear of all liens, options and/or other encumbrances or commitments of any kind.

g. No Claims. Transferor does not have any claim or any direct or indirect interest in any tangible or intangible asset or property of the Company or hold any receivable owed by the Company.

                                 h. Consents. No consent or approval, registration (except registration in the Court Register) declaration or filling with any Governmental Authority is or will be required to be obtained or made in connection with the execution and delivery of the Agreement or the consummation of any other transaction contemplated hereby.

Article VI. Transferee Representations and Warranties

4

                                 A. Transferee hereby represents and warrants in favor of the Transferor the following regarding itself to be true and correct. These representations and warranties are made as of the date hereof and as of the Closing Date.

a. Corporate Organization. Transferee is a corporation duly organized, validly existing under the laws of Slovenia.

                                 b. Corporate Authorization. Transferee has all necessary corporate power and authority to enter into this Agreement and to perform all obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by Transferee and constitutes its valid and binding obligation, enforceable according to its terms.

                                 c. Non-Violation. The execution and delivery by the Transferee of this Agreement and the consummation by the Transferee of the transactions contemplated hereby are not prohibited by, do not violate any provision of and will not result in the breach of or accelerate or permit the acceleration of the performance required by the terms of, (i) any applicable law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority of Slovenia or any State thereof, including any authority, department, commission, board, bureau, agency or instrumentality of either of the foregoing in a manner which would have a material adverse effect on the ability of Transferee to perform its obligations hereunder or thereunder, (ii) the Articles of Incorporation or By-laws of Transferee or (iii) any material contract, indenture, agreement or commitment to which Transferee is a party or bound.

                                 d. No Governmental Consent Required. No consent, approval, authorization or order of any governmental agency or body of Slovenia, any State or instrumentality thereof is required for the execution and delivery by Transferee of this Agreement and the consummation by the Transferee of the transactions contemplated hereby, the absence of which would have a material adverse effect on the ability of the Transferee to perform its obligations under this Agreement or the other agreements contemplated hereby.

Article VII. Final Provisions

                                 A. Transferee shall be entitled to set off any liability owed to it by Transferor against any liability owed by it to Transferor (whether actual or contingent, present or future and irrespective of currency of payment).

MMTV 1 d.o.o.:	Tele 59 d.o.o.:

/s/ Marjetka Horvat	/s/ Janez Ujcic

Marjetka Horvat	Janez Ujcic

5